[GLOBAL MARINE LOGO] NEWS RELEASE

GLOBAL MARINE INC. 777 N. ELDRIDGE PKWY., HOUSTON, TX 77079-4493
(281) 596-5100 FAX (281) 596-5163


                                                 CONTACT: Michael R. Dawson
                                                               281/596-5809

     GLOBAL MARINE REPORTS FOURTH QUARTER AND FULL-YEAR 2000 RESULTS

      -- Earnings Improve 282% from Fourth Quarter 1999 --
 -- Two New Ultradeep-water Drillships Placed in Service During 2000 --

HOUSTON, January 18, 2001 -- Global Marine Inc. (NYSE:GLM) today reported net income for the year ended December 31, 2000, of $113.9 million, or $0.64 per diluted share, on revenues of $1.0 billion. This compares to net income of $89.5 million, or $0.51 per diluted share, on revenues of $791 million for the year ended December 31, 1999.

For the quarter ended December 31, 2000, the company reported net income of $40.9 million, or $0.23 per diluted share, on revenues of $332 million, as compared to net income of $10.7 million, or $0.06 per diluted share, on revenues of $199 million for the same quarter of 1999.

IMPROVED RESULTS

Global Marine Chairman, President and Chief Executive Officer Bob Rose said, "Our industry had an eventful year in 2000 as oil and gas prices soared and exploration and production companies stepped up their drilling programs. During 2000, worldwide offshore rig utilization increased to 82% from a year-end 1999 level of 72%. In the Gulf of Mexico, utilization of jackup rigs approached 90%, and dayrates for most classes of these rigs more than doubled."

At Global Marine, seven rigs that had been idled for lack of work returned to service during 2000, and two new ultradeep-water, dynamically-positioned drillships began earning dayrate. By year-end 2000, Global Marine's rig utilization rate had increased to 91% from 71% at the beginning of the year, and the two remaining idle semisubmersible rigs were preparing to begin operations in the first quarter of 2001.

"Our drilling management services segment achieved record levels of activity during 2000," Rose said. "Over the course of the year, we drilled 122 turnkey wells and captured a 65% share of the Gulf of Mexico turnkey market. However, due to a number of difficult wells, this segment's fourth quarter operating profit declined to $2.1 million from $6.2 million for the same period in the previous year." For the full year, drilling management services contributed $21.6 million of operating profit, the third highest level in the company's history.

POSITIVE OUTLOOK

Commenting on the outlook for 2001, Rose said, "Our business is poised for very strong financial performance in the coming year. Customer budgets are projected to increase an average of about 20% in 2001, with activity in the international markets expected to accelerate as the major oil companies refocus on internal growth opportunities. In addition, the Gulf of Mexico rig market should continue to tighten as the industry drills aggressively to meet the need for new natural gas supplies."

"In 2001, Global Marine will also benefit from the full-year contribution of the new drillships placed in service during 2000.
The GLOMAR C.R. LUIGS and the GLOMAR JACK RYAN are state-of-the-art rigs and represent the culmination of a five-year capital investment program to expand the company's deep-water capabilities.

During 2000, Global Marine's capital spending totaled $178 million and was dominated by final construction and commissioning costs of the two new drillships. "With these projects completed," said
Rose, "our anticipated capital requirements for 2001 will be reduced by almost 50%."

Nearly half of the company's preliminary capital budget for 2001 is earmarked for rig upgrades to meet growing customer demand for deeper and more highly deviated wells. "These enhancements are expected to generate only minimal unpaid downtime," Rose added.

In answer to concerns about the speculative construction of new offshore drilling rigs in the foreseeable future, Rose said, "Global Marine will not build new rigs on a speculative basis. If and when the market demands new rigs, term contracts will be available to support construction."

Houston-based Global Marine is one of the largest offshore drilling contractors with an active fleet of 33 mobile rigs worldwide. In addition, the company is the world's largest provider of offshore drilling management services.

           #                        #                        #

     Global Marine's analyst conference call to discuss the fourth quarter and full year 2000 earnings can be heard live on the company's website (www.glm.com). The call will begin at 9:30 a.m. Central Standard Time (10:30 a.m. Eastern Standard Time) on Thursday, January 18, 2001. To listen to the call, it is recommended that you login on our website approximately 8 to 10 minutes prior to the start of the conference call.

           #                        #                        #


                        FORWARD-LOOKING STATEMENTS

          Under the Private Securities Litigation Reform
          Act of 1995, companies are provided a "safe harbor" for discussing their expectations regarding future performance. We believe it is in the best interests of our stockholders and the investment community to use these provisions and provide such forward-looking information. We do so in this news release and in other communications. Our forward-looking statements include things such as the matters discussed under "Positive Outlook," including our statements that our business is poised for a very strong financial performance in the coming year; that customer budgets are projected to increase an average of about 20% in 2001, with activity in the international markets expected to accelerate as the major oil companies refocus on internal growth opportunities;
          that the Gulf of Mexico rig market should continue to tighten as the industry drills aggressively to meet the need for new natural gas supplies; that in 2001 Global Marine will benefit from the full-year contribution of the new drillships placed in service during 2000; that our anticipated capital requirements for 2001 will be reduced by almost 50%; that our rig enhancements are expected to generate only minimal unpaid downtime; that Global Marine will not build new rigs on a speculative basis; that if and when the market demands new rigs, term contracts will be available to support construction; and other statements that are not historical facts.

          Our forward-looking statements speak only as of the date of this news release and are based on available industry, financial and economic data and our operating plans as of that date.
          They are also inherently uncertain,
          and investors must recognize that events could turn out to be materially different from what we expect.

          Factors that could cause or contribute to such differences include, but are not limited to,
          (a) changes in demand for our services resulting from changes in our customer's budgets for their oil and gas drilling programs worldwide or in certain regions, which could be brought on by changes in oil and gas prices or in operating costs due to general economic trends affecting the need for oil and gas or the prices for services and supplies, or by changes affecting the risks of operating in international markets, such as changes in political, economic, trade, or regulatory climates; (b) renewed consolidation or other corporate changes among the companies that constitute our customer base; (c) the operational risks and uncertainties inherent in offshore oil and gas drilling, particularly on a turnkey basis;
          (d) unanticipated drilling rig down-time due to mechanical or operating problems, particularly on the newer and more technologically advanced rigs or in connection with the addition or operation of new rig enhancements; (e) unanticipated rig upgrades to satisfy our customers' needs or otherwise take advantage of new technological advances; (f) fundamental changes in drilling markets, such as a major shift away from term contracts and toward well-to-well contracts; and (g) such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

          We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

                 GLOBAL MARINE INC. AND SUBSIDIARIES
              Condensed Consolidated Statement of Income
               (In millions, except per share amounts)

                                       Three Months Ended                 Twelve Months Ended
                                          December 31,                       December 31,
                                       ------------------                 -------------------
                                        2000         1999                  2000         1999
                                       -----         ----                  ----         ----
Revenues:
  Contract drilling                    $171.3       $103.1                $584.1       $507.7
  Drilling management                   154.5         92.4                 435.6        275.0
  Oil and gas                             6.6          3.2                  20.1          8.3
                                       ------       ------               -------       ------
    Total revenues                      332.4        198.7               1,039.8        791.0

Expenses:
  Contract drilling                      82.7         63.9                 299.3        271.1
  Drilling management                   152.4         86.2                 413.8        261.5
  Oil and gas                             1.1          0.6                   3.4          2.7
  Depreciation, depletion,
   and amortization                      29.4         23.1                 107.0         88.8
  Restructure costs                        -            -                    5.2           -
  General and administrative              4.9          6.4                  22.6         23.6
                                       ------       ------                ------       ------
    Total operating expenses            270.5        180.2                 851.3        647.7
                                       ------       ------                ------       ------
    Operating income                     61.9         18.5                 188.5        143.3

Other income (expense):
  Interest expense                      (14.0)       (15.8)                (63.6)       (56.6)
  Interest capitalized                    3.6          8.9                  26.4         25.9
  Interest income                         1.3          0.7                   4.0          2.7
                                       ------       ------                ------       ------
    Total other income (expense)         (9.1)        (6.2)                (33.2)       (28.0)
                                       ------       ------                ------       ------
    Income before income taxes           52.8         12.3                 155.3        115.3

Provision for income taxes:

  Current tax provision                   3.0          2.5                  12.4          3.4
  Deferred tax provision (benefit)        8.9         (0.9)                 29.0         22.4
                                       ------       ------                ------       ------
   Total provision for income taxes      11.9          1.6                  41.4         25.8
                                       ------       ------                ------       ------

Net income                              $40.9        $10.7                $113.9        $89.5
                                       ======       ======                ======       ======

Earnings per share:
  Basic                                 $0.23         $0.06                 $0.65        $0.51
  Diluted                               $0.23         $0.06                 $0.64        $0.51

Average common shares:
  Basic                                176.0         174.4                 175.3        174.0
  Diluted                              179.9         177.4                 179.3        176.8


                    GLOBAL MARINE INC. AND SUBSIDIARIES
                    Condensed Consolidated Balance Sheet
                                (In millions)

                                               December 31,        December 31,
                                                   2000                 1999
                                               ------------        ------------
Current assets:
  Cash and cash equivalents                       $144.3               $83.3
  Accounts receivable, net of allowances           189.7               101.1
  Costs incurred on turnkey drilling
    contracts in progress                           11.2                12.9
  Prepaid expenses                                   8.2                11.2
  Future income tax benefits                        50.0                  -
  Other current assets                               1.4                 4.5
                                                 -------             -------
    Total current assets                           404.8               213.0

Net properties                                   1,940.1             1,868.6
Future income tax benefits                          20.1                90.7
Other assets                                        31.8                92.2
                                                 -------             -------
    Total assets                                $2,396.8            $2,264.5
                                                 =======             =======

Current liabilities:
  Current maturities of long-term debt          $     -             $    7.9
  Accounts payable                                 116.7                94.0
  Accrued liabilities                               66.6                47.7
                                                 -------             -------
    Total current liabilities                      183.3               149.6

Long-term debt                                     901.3               937.8
Capital lease obligation                            17.3                17.5
Other long-term liabilities                         24.0                24.6

Shareholders' equity:
  Common stock and additional paid-in capital      367.7               346.0
  Retained earnings                                905.0               791.1
  Accumulated other comprehensive loss              (1.8)               (2.1)
                                                 -------             -------
   Total shareholders' equity                    1,270.9             1,135.0
                                                 -------             -------

   Total liabilities and shareholders' equity   $2,396.8            $2,264.5
                                                 =======             =======


                GLOBAL MARINE INC. AND SUBSIDIARIES
           Condensed Consolidated Statement of Cash Flows
                           (In millions)

                                                           Twelve Months Ended
                                                               December 31,
                                                           --------------------
                                                             2000        1999
                                                             ----        ----
Cash flows from operating activities:
  Net income                                                $113.9       $89.5
  Adjustments to reconcile net income to net
   cash flow provided by operating activities:
    Depreciation, depletion, and amortization                107.0        88.8
    Deferred income taxes                                     29.0        22.4
    (Increase) decrease in accounts receivable               (89.3)       61.1
    Decrease (increase) in costs incurred on turnkey
      drilling contracts in progress                           1.7        (6.3)
    Decrease in prepaid expenses and other current assets      5.8         7.5
    Decrease in noncurrent receivables                        52.1         8.0
    Increase (decrease) in accounts payable                   22.7        (5.0)
    Increase (decrease) in accrued liabilities                18.9        (5.2)
    Other, net                                                18.8        11.1
                                                           -------     -------
      Net cash flow provided by operating activities         280.6       271.9

Cash flows from investing activities:
  Capital expenditures                                      (177.8)     (448.1)
  Proceeds from sales of properties and equipment              3.0         6.4
  Other                                                        0.3        (0.3)
                                                           -------     -------
      Net cash flow used in investing activities            (174.5)     (442.0)

Cash flows from financing activities:
  Increases in long-term debt                                754.2       604.0
  Reductions of long-term debt                              (804.3)     (409.1)
  Proceeds from exercises of employee stock options           14.0         3.4
  Debt issue costs                                            (7.2)         -
  Other                                                       (1.8)       (1.8)
                                                           -------     -------
    Net cash flow (used in) provided by
     financing activities                                    (45.1)      196.5
                                                           -------     -------

Increase in cash and cash equivalents                         61.0        26.4
Cash and cash equivalents at beginning of period              83.3        56.9
                                                           -------     -------
Cash and cash equivalents at end of period                  $144.3       $83.3
                                                           =======     =======


                   GLOBAL MARINE INC. AND SUBSIDIARIES
                Results of Operations by Business Segment
             (Dollars in millions, except for average dayrate)


                                             Three Months Ended         Twelve Months Ended
                                                 December 31,               December 31,
                                             ------------------         -------------------
                                             2000           1999        2000           1999
                                             ----           ----        ----           ----
Revenues:
  Contract drilling                         $172.0         $106.9      $589.2         $517.7
  Drilling management                        156.7           93.6       445.6          282.2
  Oil and gas                                  6.6            3.2        20.1            8.3
  Elimination                                 (2.9)          (5.0)      (15.1)         (17.2)
                                            ------         ------      ------         ------
    Total revenues                          $332.4         $198.7    $1,039.8         $791.0
                                            ======         ======     =======         ======

Operating income:
  Contract drilling                          $60.7          $18.2      $184.5         $153.5
  Drilling management                          2.1            6.2        21.6           13.3
  Oil and gas                                  4.4            1.3        12.2            2.0
  Restructure costs                             -              -         (5.2)            -
  Corporate expenses                          (5.3)          (7.2)      (24.6)         (25.5)
                                            ------         ------      ------         ------
    Total operating income                    61.9           18.5       188.5          143.3
 Interest expense, net of interest income     (9.1)          (6.2)      (33.2)         (28.0)
                                            ------         ------      ------         ------
    Income before income taxes               $52.8          $12.3      $155.3         $115.3
                                            ======         ======      ======         ======

Depreciation, depletion, and amortization
  included in operating income:
  Contract drilling                          $27.9          $21.0      $100.3         $ 83.1
  Drilling management                           -              -          0.2            0.2
  Oil and gas                                  1.1            1.3         4.5            3.6
  Corporate                                    0.4            0.8         2.0            1.9
                                            ------         ------      ------         ------
                                             $29.4          $23.1      $107.0         $ 88.8
                                            ======         ======      ======         ======

Average rig utilization rate                    90%            70%         84%            76%

Average dayrate                            $63,900        $53,000     $59,000        $59,600

Turnkey wells drilled                           47             24         122             76

Turnkey well completions                         6              7          27             16

